UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

GLORYWIN ENTERTAINMENT GROUP INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-55100	27-3369810
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 8, 20/F, AIA Tower, Nos 251A-301, Avenida Commercial de Macau, Macau
(Address of principal executive offices)

+853 8294-2333
(Registrant's telephone number)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 29, 2015, the Board of Directors (“Board”) of Glorywin Entertainment Group Inc. (“Company”) appointed Mr. SOV Cheang Chhay as the Company’s acting Chief Executive Officer.

There is no family relationship between Mr. Sov and any of our other officers and directors.  There are no understandings or arrangements between Mr. Sov and any other person pursuant to which Mr. Sov was appointed the acting Chief Executive Officer.

SOV Cheang Chhay, age 23, holds Bachelor Degree in Business Administration from Limkokwing University of Creative Technology, Camobidia and Bachelor Degree in Education from Royal University of Phnom Penh, Cambodia. He was the operation manager of GWIN Company Ltd. since March 15, 2015 and an advisor of Pyramid Service Co Ltd from 2013 prior to joining the Company. In 2011, he served as Editorial Assistant at AisaLIFE Magazine and in 2010, he was a tour leader at Sophiya Travel and Tours Co., Ltd.  He is responsible for over-seeing the future Meeting, Incentive, Congress and Event operations of the Company using his creative thinking, knowledge and experience. He has good relationships with the local authorities of Cambodia and also has strong networks to introduce to the Company for future growth.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP, INC.

Dated: October 30, 2015	By:	/s/ SOV Cheang Chhay
Name: SOV Cheang Chhay
Title: Acting Chief Executive Officer

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